EXHIBIT 23

                         Consent of Independent Accountants

          We consent to the incorporation by reference in the registration statements of Keystone Consolidated Industries, Inc. on Form S-8 (File Nos. 33-30137, 33-63086 and 2-93666) of our report dated
          February 28, 1997 on our audits of the consolidated financial statements and financial statement schedule of Keystone Consolidated Industries, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on form 10-K

          Dallas, Texas
          April 14, 1997